Exhibit 10.5.1
MAVERICK TUBE CORPORATION

NON-QUALIFIED STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement ("Agreement") is effective as of the GRANT DATE (the "Grant Date") between MAVERICK TUBE CORPORATION, a Delaware corporation (the "Company"), and EMPLOYEE NAME (“Optionee").

W I T N E S S E T H:

For the purposes set forth in the Maverick Tube Corporation (“Company”) 2004 Omnibus Incentive Plan (the “Plan”), you have been granted by the Compensation Committee of the Board of Directors of the Company (the “Committee”) the opportunity to purchase shares of the common stock of the Company, $0.01 par value per share (the "Stock"), subject to the agreement between the Company and Optionee as follows:

1. Grant of Option. As of the Grant Date specified above, and subject to the terms and provisions set forth herein, the Company hereby grants to Optionee an option ("Option") to purchase up to NUMBER OF SHARES WRITTEN OUT (#OF SHARES) shares of Stock (the "Option Shares"), at the purchase price specified in Section 2.

2. Price. The per share price of each share of Stock purchased pursuant to the exercise of this Option ("Exercise Price") shall be DOLLAR AND CENTS. The Exercise Price shall be payable to the Company in full at the time of exercise: (i) in cash or by check payable and acceptable to the Company; (ii) by tendering to the Company shares of Stock owned by Optionee having an aggregate Market Value Per Share (as defined in the Plan) as of the date of exercise and tender that is not greater than the full Exercise Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided in (i) above; or (iii) subject to the approval of the Committee and to such instructions as the Committee may specify, at Optionee's written request the Company may deliver certificates for the number of Option Shares for which the Option is being exercised to a broker for sale on behalf of Optionee, provided that: (A) Optionee has irrevocably instructed such broker to remit directly to the Company on Optionee's behalf the full amount of the Exercise Price from the proceeds of such sale; and (B) Such transaction is not, in the judgment of the Company, prohibited by law. In the event Optionee elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that Optionee owns the number of shares of Stock being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to Optionee (or not require surrender of) the certificate for the shares of Stock being tendered upon the exercise. Payment instruments will be received subject to collection.

3. Vesting (Exercisability) of Option. Subject to the earlier termination of this Option as provided in Section 5 and to the provisions of Section 4 of this Agreement, this Option may not be exercised with respect to any of the Option Shares until First vesting date. Thereafter, and subject to the earlier expiration of this Option as herein provided and to the provisions of Section 4 of this Agreement, this Option may be exercised with respect to 1/3 of the shares of the Option Shares, during the twelve (12) month period commencing First vesting date and ending second vesting date. Commencing second vesting date and ending third vesting date2007, this Option may be exercised as to an additional 1/3 of the shares of the Option Shares (for a total of total number of shares Option Shares), and on last vesting date, this Option shall be exercisable as to all of the Option Shares; in each of the foregoing cases (including the Option Shares referred to in the preceding sentence), reduced by the number of Option Shares theretofore issued pursuant to the exercise hereof. The Option may not be exercised for a fraction of a share and no partial exercise of the Option may be for fewer than Five Hundred (500) shares.

4. Exercisability Upon Change in Control. Notwithstanding the provisions of Section 3, in the event of a change in control as defined below, unless provisions have been made in connection therewith for the assumption or substitution (meeting the requirements of Section 424(a) of the Code) of this Option, this Option shall be canceled by the Company as of the effective date of such change in control by giving notice to Optionee of its intention to do so and by permitting the exercise in full of this Option during the 30-day period next preceding such effective date with respect to all shares not yet issued hereunder. The term "change in control" shall mean:

(i) the acquisition, direct or indirect, by any individual, corporation, partnership, trust or entity (each a "Person"), or group of Persons acting in concert following the Grant Date of this Option, which results in such Person(s) becoming the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than 35% of either all then outstanding shares of Stock or, if different, the combined voting power of all then outstanding voting securities entitled to vote generally in the election of directors ("Other Voting Securities") of the Company, provided that the following acquisitions shall not constitute a change of control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; and (C) any acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any affiliate; or

(ii) the cessation of individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the Grant Date whose election or nomination was approved by at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board, other than an individual becoming a director as a result of either an actual or threatened election contest or solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) the approval by the stockholders of the Company of a reorganization, merger, or consolidation (each, a "Transaction") unless, in each case, following such Transaction (A) all or substantially all of the beneficial owners of the Stock and the combined voting power of all outstanding Other Voting Securities of the Company immediately prior to such Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the common stock and the combined voting power of all outstanding Other Voting Securities of the corporation resulting from such Transaction ("Resulting Corporation") in substantially the same proportions as their ownership immediately prior to such Transaction; (B) no Person (other than the Company and any employee benefit plan or related trust of the Company or a Resulting Corporation) beneficially owns 35% or more of, respectively, the then outstanding shares of common stock of the Resulting Corporation or the combined voting power of all then outstanding Other Voting Securities of such Resulting Corporation, and (C) at least a majority of the directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Transaction; or

(iv) the approval by the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the disposition of substantially all of the assets of the Company other than to a corporation with respect to which all of the following is true following such disposition: (I) more than 50% of, respectively, the then outstanding shares of common stock of such corporation ("New Stock") and the combined voting power of all outstanding Other Voting Securities of such corporation ("New Other Voting Securities") is then owned beneficially, directly or indirectly, by substantially all of the beneficial owners of the Stock and the combined voting power of all outstanding Other Voting Securities of the Company in substantially the same proportions as their ownership of such securities of the Company immediately prior thereto; (II) no Person other than the Company and any employee benefit plan or related trust of the Company or of such corporation then beneficially owns 35% or more of the New Stock or the New Other Voting Securities; and (III) at least a majority of the directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action providing for such disposition.

5. Termination of Option. This Option shall terminate in its entirety, on the earlier of:

(a) twelve months after the retirement, permanent disability, or death of Optionee;

(b) immediately, upon the termination of Optionee’s employment with the Company for "cause," (as defined below) or upon a change in control of the Company as provided in Section 4;

(c) three months after the termination of Optionee’s employment with the Company for any reason other than those set forth in parts (a) or (b) above; and

(d) Expiration Date (10 years from grant date).

“Cause” shall mean the commission of (i) an act or acts of personal dishonesty performed by Optionee and intended to result in substantial personal enrichment of Optionee at the expense of the Company or any affiliate; (ii) an act of disloyalty or conduct clearly tending to bring discredit upon the Company or any affiliate; or (iii) a felony by Optionee involving moral turpitude.

“Disability” shall have the same meaning as ascribed to such term in the Employment Agreement of even date herewith between the Company and Optionee.

6. Non-Qualified Stock Option. This Option is not intended to be, and will not be treated as, an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

7. Condition of Grant. As a condition to the grant and exercise of the Option, Optionee agrees to remain associated with the Company or its affiliates for a period of three years.

8. Employment Relationship. Optionee shall be considered to be an employee of the Company as long as he remains an employee of either the Company, a parent or subsidiary corporation (as defined in Section 425 of the Code) of the Company, or a corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment and as to the cause of such termination shall be determined by the Committee, and such determination shall be final.

9. Conformity with Plan. The Option described herein is intended to conform in all respects to the Plan, a copy of which will be made available for review upon request. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.

10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee. The exercise of this Option is subject to any applicable government regulation.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and Optionee has executed this Agreement, all as of the day and year first above written.

MAVERICK TUBE CORPORATION

By:
Jim Cowan
Executive Vice President/COO

By:
EMPLOYEE NAME
Employee